Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BAUDAX BIO, INC.

ARTICLE I

OFFICES

1.1 Registered Office.

The registered office of Baudax Bio, Inc. (the “Corporation”) shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (the “Board of Directors” or the “Board”) shall determine from time to time.

1.2 Other Offices.

The Corporation may also have such other offices at such places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.

ARTICLE II

MEETING OF SHAREHOLDERS

2.1 Place of Meetings of Shareholders.

Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors or, in the case of a special meeting, the Secretary of the Corporation (the “Secretary”). If no such geographic location is so fixed and the Board of Directors or the Secretary, as applicable, does not determine to hold a meeting by means of electronic technology as provided in the next sentence rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation, wherever situated. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not be held at a particular geographic location.

2.2 Annual Meeting of Shareholders.

(a) Time. A meeting of the shareholders of the Corporation shall be held in each calendar year, commencing with the year 2020, at such time as the Board of Directors may determine.

(b) Election of Directors. At such annual meeting, there shall be held an election of Directors.

2.3 Special Meetings of Shareholders. Except as expressly required by law, special meetings of the shareholders may be called at any time only by (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office; (ii) the Chairman of the Board of Directors (the “Chairman of the Board” or the “Chairman”); or (iii) the chief executive officer (the “CEO”) or President of the Corporation, and special meetings of shareholders may not be called by any other person or persons.

2.4 Notices of Meetings of Shareholders. Notice complying with Article VI of these Amended and Restated Bylaws (these “Bylaws”) of every meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting at least: (i) ten days prior to the day named for a meeting that will consider a transaction under Chapter 3 of Title 15 of the Pennsylvania Consolidated Statutes or Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), or (ii) five days prior to the day named for the meeting in any other case.

2.5 Conduct of Meetings of Shareholders.

(a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be appointed by, or in the manner authorized by, the Board of Directors; provided that if a presiding officer is not designated by, or in the manner authorized by, the Board of Directors, the Chairman of the Board, if any, or, in the absence of such officer, the President shall be the presiding officer.

(b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

(c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders.

(d) Closing the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

2.6 Quorum of and Action by Shareholders.

(a) General Rule. Except as provided in Sections 2.6(c), 2.7(c) and 2.7(d) hereof, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

(b) Action by Shareholders. At all meetings of shareholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect a Director. Except as otherwise specifically provided by law or the Amended and Restated Articles of Incorporation of the Corporation (as may be amended or restated from time to time, the “Articles”), all other corporate action to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, shall be authorized upon receiving the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote with respect to such matter. The shareholders of the Corporation may act only at a duly organized meeting.

(c) Continuing Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment on matters for which a quorum was present, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.7 Adjournments.

(a) General Rule. Adjournments of any regular or special meeting of shareholders, including one at which Directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote shall direct.

(b) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the Pennsylvania BCL requires notice of the business to be transacted and such notice has not previously been given.

(c) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders at which Directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in Section 2.6(a)hereof, shall nevertheless constitute a quorum for the purpose of electing Directors.

(d) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in Section 2.6(a) hereof, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

2.8 Business at Meetings of Shareholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended or any successor provision thereto (the “Exchange Act”)) or in these Bylaws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) in the case of any matters intended to be brought by a shareholder before an annual meeting of shareholders for specific action at such meeting, have been specified in a written notice given to the Secretary, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Shareholder Notice”), in accordance with all of the following requirements:

(a) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to such anniversary date, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

(b) Each such Shareholder Notice must set forth: (A) the name and address of the shareholder who intends to bring the business before the meeting; (B) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (C) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

2.9 Voting List, Voting and Proxies.

(a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the date, time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that the Corporation shall not be required to produce the list at a meeting of shareholders for which a judge or Judges of Election are appointed but instead shall furnish the list to the judge or judges of election. Failure to comply with the requirements of this Section 2.9 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

(b) Voting and Proxies. Unless otherwise provided in the Articles, every shareholder shall be entitled to one vote for every share standing in the name of the shareholder on the books of the Corporation. Shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with or transmitted to the Secretary or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary or its designated agent.

2.10 Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election.

2.11 No Action by Written Consent in Lieu of a Meeting. The shareholders shall not be permitted to act by written consent in lieu of a meeting.

2.12 Participation in Meetings by Electronic Means. The Board of Directors may permit, by resolution with respect to a particular meeting of the shareholders, or the presiding officer of such meeting may permit, one or more persons to participate in that meeting, count for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board of Directors so permits by resolution, or the presiding officer of such meeting so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means.

ARTICLE III

BOARD OF DIRECTORS

3.1 Board of Directors.

(a) General Powers. Except as otherwise provided by the law and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

(b) Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall be classified, with respect to the term for which they severally hold office, into three classes. Such classes shall be as nearly equal in number of Directors as reasonably possible. The Board of Directors shall assign Directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of shareholders to be held after the filing of these Bylaws, the initial Class II Directors shall serve for a term expiring at the second annual meeting of shareholders to be held after the filing of these Bylaws, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of shareholders to be held after the filing of these Bylaws. At each annual meeting of shareholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

(c) Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

(d) Removal. Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office by the shareholders only with cause by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. In case a Director or class of Directors or the entire Board of Directors is so removed, new Directors may be elected at the same meeting or in the same consent.

(e) Qualification. A Director must be a natural person at least 18 years of age.

3.2 Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of Directors in office may designate from time to time or as may be designated in the notice of the meeting.

3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other time and place as the Board of Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the time and place of other regular meetings of the Board.

3.4 Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the executive committee, if any, or by a majority of the Directors in office.

3.5 Participation in Meetings by Electronic Means. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were such Director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

3.6 Notices of Meetings of Board of Directors.

(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is rescheduled to be held at other than the time and place for holding such meeting as fixed in accordance with Section 3.3 hereof in which event two days’ notice complying with Article VI of these Bylaws shall be given of the time and place of such meeting.

(b) Special Meetings. Notice complying with Article VI of these Bylaws shall be sufficient if given at least one day in advance of the time fixed for any special meeting of the Board of Directors.

3.7 Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

3.8 Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary. For purposes of this Section 3.8, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Corporation to keep a record of the consents. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all of the Directors or committee members, as the case may be, given pursuant to this Section 3.8 may be signed in any number of counterparts and shall be deemed effective as of the date set forth therein or, if no date is set forth therein, as of the date consents of all the Directors are received by or on behalf of the Corporation.

3.9 Committees.

(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors and may adopt such charter or governing provisions as are consistent with the resolution forming such committee, except as may be limited by the Pennsylvania BCL. If the Board of Directors has an executive committee, the executive committee may take action upon a subject matter committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors unless these Bylaws, the Articles, or a resolution adopted by the Board of Directors expressly provides that another committee shall have the exclusive authority among the committees of the Board of Directors with respect to such subject matter.

(b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors.

(d) Status of Committee Action. The term “Board of Director” or “Board”, when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 3.9.

3.10 Nominations. Nominations for the election of Directors may be made only (A) by the Board of Directors or (B) pursuant to this Section 3.10 by any shareholder of record entitled to vote in the election of Directors generally as of the record date of the meeting and also on the date of the meeting at which Directors are to be elected. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting pursuant to this Section 3.10 only if written notice of such shareholder’s intention to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Corporation at, the principal executive offices of the Corporation, addressed to the attention of the Secretary, (a) with respect to an election to be held at an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to such anniversary date, and (b) with respect either to an election to be held at an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or to a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Each such notice shall set forth: (i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a reasonably detailed description of all agreements, arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) a reasonably detailed description of all agreements, arrangements and understandings (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that have been entered into by or on behalf of such shareholder, and all other agreements, arrangements and understandings that have been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder; (v) a reasonably detailed description of all agreements, arrangements and understandings with any person with respect to any direct or indirect compensation, reimbursement or indemnification of each nominee (A) in connection with being a nominee that has not been fully disclosed in writing to the Corporation prior to or concurrently with the submission of the notice or (B) in connection with service or action as a Director of the Corporation if so elected; (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the “SEC”) had the nominee been nominated by the Board of Directors; and (vii) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in his or her sole discretion, declare invalid or refuse to acknowledge any nomination not made in compliance with the foregoing procedure.

ARTICLE IV

OFFICERS

4.1 Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may create the positions of, define the powers, rank and duties of and elect as additional officers or assistant officers. Any number of offices may be held by the same person. The Board of Directors may delegate to any officer the power to appoint subordinate officers and to retain or appoint employees or other agents, and to prescribe the rank, authority and duties of such subordinate officers, employees or other agents. Any number of offices may be held by the same person.

4.2 Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors subsequent to the next annual meeting of shareholders at which the Directors elect a slate of officers, or until such officer’s earlier death, resignation or removal.

4.3 Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of a CEO and president of a corporation, including the supervision, coordination and management of the Corporation’s business, operations, activities, operating expenses and capital allocation, matters relating to officers (other than the Chairman) and employees, including, without limitation, hiring, terminating, changing positions and allocating responsibilities of such officers and employees.

4.4 Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

4.5 Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the President.

4.6 Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as CEO of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

4.7 Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

4.8 Removal; Vacancies. Any officer or agent of the Corporation, whether appointed by the Board of Directors or the President, may be removed by the Board of Directors with or without cause. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

ARTICLE V

CAPITAL STOCK

5.1 Share Certificates. Except as otherwise provided in Section 5.5 hereof, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.

5.2 Transfer of Shares. Transfer of shares shall be made on the books of the Corporation as required by law. A transfer of shares represented by a share certificate shall be made only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

5.3 Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section 5.3 for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination when No Record Date Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

5.4 Lost, Stolen or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation such person’s bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Board of Directors. A new share certificate shall be issued to the registered owner or such person’s assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

5.5 Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

ARTICLE VI

NOTICES; COMPUTING TIME PERIODS

6.1 Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Articles or otherwise, the notice shall specify the time and geographic location, if any, of the meeting: in the case of a special meeting of shareholders or where otherwise required by law or these Bylaws (including Section 9.1 hereof), the general nature of the business to be transacted at such meeting, and any other information required by law.

6.2 Method of Notice. Any notice required to be given to any person under the provisions of the Articles or these Bylaws shall be given to the person either personally or by sending a copy thereof (a) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books of the Corporation or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice or (b) by facsimile transmission, email or other electronic communication to such person’s facsimile number or address for email or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to clause (a) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (b) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

6.3 Computing Time Periods.

(a) Days to Be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One Day’s Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance of the time specified for the meeting in question.

6.4 Waiver of Notice. Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

6.5 Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania BCL or the Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Where no notice of the purpose of a meeting is required to be given under the provisions of the Pennsylvania BCL or the Articles or these Bylaws, a resolution that enlarges the original purpose of a previously transmitted draft is permissible and the foregoing provision of this Section 6.5 shall not be applicable.

6.6 Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice required by the Pennsylvania BCL or by the Articles or these Bylaws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

6.7 Shareholders without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE VII

LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION

OF DIRECTORS, OFFICERS AND OTHER PERSONS

7.1 Limitation of Liability. No Director or officer of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director or officer has breached or failed to perform the duties of such Director’s or officer’s office under the Pennsylvania BCL, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 7.1 shall not apply to the responsibility or liability of a Director or officer pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, Pennsylvania or federal law.

7.2 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section 7.2 shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness.

(ii) The right to indemnification provided in this Section 7.2 shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 7.2 or otherwise.

(iii) Indemnification pursuant to this Section 7.2 shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

(iv) For purposes of this Article VII, (A) “Indemnitee” shall mean each current or former Director and current or former officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of a the Corporation), whether civil, criminal, administrative, investigative or through arbitration. If a Director or officer of this Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (a) this Corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity or (b) such other entity is directly or indirectly controlled by this Corporation, such person shall be presumed (unless this Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this Corporation.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such Director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 7.2(b).

(c) Claims for Indemnification and Advancement of Expenses. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If indemnification under this Section 7.2 or advancement of expenses are not made or paid by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses by an Indemnitee has been received by the Corporation, such Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by an Indemnitee in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by an Indemnitee in whole or in part, the expenses reasonably incurred by such Indemnitee in connection with obtaining such indemnification and/ or advancement of expenses shall also be indemnified by the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article VII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or these Bylaws, agreement, vote of shareholders or Directors, or otherwise.

(e) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(f) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

7.3 Amendment. The provisions of this Article VII relating to the limitation of Directors’ or officers’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section 7.3. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director or officer of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as either to reduce the limitation of Directors’ or officers’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

7.4 Changes in Pennsylvania Law. References in this Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article VII shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII

FISCAL YEAR

8.1 Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX

AMENDMENTS

9.1 Amended by Shareholders. Except as otherwise expressly provided in Section 7.3 hereof, the shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote at a duly convened regular or special meeting of shareholders; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. In the case of a meeting of shareholders to amend or repeal these Bylaws, notice shall be given to each shareholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws.

9.2 Amended by Board of Directors. Except as otherwise expressly provided in Section 7.3 hereof, the Board of Directors (but not a committee thereof), shall have the power to alter, amend, and repeal these Bylaws by the affirmative vote of a majority of the Directors then in office, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the Pennsylvania BCL or otherwise.

ARTICLE X

INTERPRETATION OF BYLAWS; SEVERABILITY

10.1 Interpretation. All words, terms and provision of these Bylaws shall be interpreted and defined by and in accordance with Pennsylvania BCL. If any provision of these Bylaws shall be inconsistent with any provision of the Articles, the provision of the Articles shall prevail. Where any provision of these Bylaws refers to a rule or a process set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Articles.

10.2 Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reasons any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XI

DETERMINATIONS BY THE BOARD

11.1 Effect of Board Determination. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

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